                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          TOREADOR ROYALTY CORPORATION
                (Name of Registrant as Specified In Its Charter)

                          TOREADOR ROYALTY CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[  X]    No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)   Title of each class of securities to which transaction applies:

             ------------------------------------------------------------------

        2)   Aggregate number of securities to which transaction applies:

             ------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

             ------------------------------------------------------------------

        4)   Proposed maximum aggregate value of transaction:

             ------------------------------------------------------------------

        5)   Total fee paid:

             ------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

             ------------------------------------------------------------------

         2)  Form, Schedule or Registration Statement No.:

             ------------------------------------------------------------------

         3)  Filing Party:

             ------------------------------------------------------------------

         4)  Date Filed:

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


                          TOREADOR ROYALTY CORPORATION
                            530 PRESTON COMMONS WEST
                                8117 PRESTON ROAD
                               DALLAS, TEXAS 75225


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 23, 1998


To the Stockholders of Toreador Royalty Corporation:

         The Annual Meeting of Stockholders of Toreador Royalty Corporation, a Delaware corporation (the "Company"), will be held on July 23, 1998, at 10:00 a.m., Dallas, Texas time, in the 36th floor conference center of Thompson & Knight, P.C., at 1700 Pacific Avenue, Dallas, Texas, for the following purposes:

         (1) To elect seven directors, each to serve until the next annual meeting of stockholders and until his successor shall be elected and qualified; and

         (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on June 12, 1998, are entitled to notice of and to vote at the meeting or any adjournment thereof.

         A record of the Company's activities and consolidated financial statements for the year ended December 31, 1997, are contained in the enclosed 1997 Annual Report.


Dated:  June 30, 1998

                                           By Order of the Board of Directors,


                                                   John Mark McLaughlin
                                                   Chairman of the Board


                            ------------------------



         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                          TOREADOR ROYALTY CORPORATION
                            530 PRESTON COMMONS WEST
                                8117 PRESTON ROAD
                               DALLAS, TEXAS 75225


                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 23, 1998

                                     GENERAL

         The accompanying proxy is solicited by the Board of Directors of Toreador Royalty Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on July 23, 1998, at 10:00 a.m., Dallas, Texas time in the 36th floor conference center of Thompson & Knight, P.C., at 1700 Pacific Avenue, Dallas, Texas. The approximate date on which the proxy statement and form of proxy are being sent to stockholders is July 1, 1998.

         This proxy statement contains important information relating to an agreement dated June 25, 1998 among the Company, the members of the current Board of Directors of the Company, certain stockholders of the Company affiliated with Lee Global Energy Fund, L.P. (the "Gralee Persons"), and certain stockholders of the Company affiliated with Dane, Falb, Stone & Co., Inc. (the "Dane Falb Persons"); and a stockholder voting agreement dated June 25, 1998 among the Gralee Persons, the Dane Falb Persons and certain other stockholders of the Company. As more fully described below, these agreements provide, among other things, that (i) the Gralee Persons and the Dane Falb Persons will not engage in a proxy contest with the Company at the Annual Meeting and (ii) two nominees designated by the Gralee Persons and two nominees designated by the Dane Falb Persons are proposed for election to the Company's Board of Directors at the Annual Meeting. The Board of Directors believes that the agreements entered into with the Gralee Persons and the Dane Falb Persons will benefit the Company and its stockholders, and permit the Company to avoid the expense and uncertainties of a proxy contest initiated by one or more of such persons and to devote its full attention to the business of the Company and the enhancement of stockholder value. See "Background; Agreements with the Gralee Persons and the Dane Falb Persons" for more information regarding these agreements.

         The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc., a proxy solicitation firm in Carlstadt, New Jersey, to solicit proxies from brokers, banks, nominees, institutional holders and individual holders for use at the meeting at a fee of approximately $3,000 plus certain expenses. In addition, the Company may use its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile or similar means. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.

PROXIES

         Shares represented by a proxy in the accompanying form, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, shares will be voted for the election of the nominees for directors named in the accompanying form of proxy and for the other proposals set forth in the notice. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting. The Board knows of no other business to come before the meeting, but if other matters properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

VOTING PROCEDURES AND TABULATION

         The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

         The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director. Under Delaware law and the Company's Certificate of Incorporation, as amended (the "Charter"), and Amended and Restated Bylaws (the "Bylaws"), abstentions and broker non-votes will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of common stock, par value $.15625 per share, of the Company ("Common Stock") present in person or by proxy at the meeting and entitled to vote. Under the rules of the Nasdaq National Market, brokers who hold stock in street name have the authority to vote on certain routine matters when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors.


BACKGROUND; AGREEMENTS WITH THE GRALEE PERSONS AND THE DANE FALB PERSONS

         On July 31, 1997, Lee Global Energy Fund, L.P. ("Lee Global") sent a letter to the Board of Directors of the Company requesting to meet with the Board to discuss various strategic alternatives for the Company, including a sale of the Company or business combination with Lee Global or another operating entity, and offering assistance in structuring such a transaction. In September 1997, the Company engaged Dain Rauscher Wessels as its financial advisor in evaluating strategic alternatives available to the Company, including a sale of the Company, a merger with another company and other forms of business combinations. On March 25, 1998, Dane, Falb, Stone & Co., Inc. sent a letter to the Company's Chairman proposing additional or replacement members to the Company's Board of Directors. On April 9, 1998, Lee Global sent another letter to the Board of Directors requesting that the Board consider appointing Lee Global's designated representatives to the Board of Directors as soon as possible. On that same date, Lee Global sent a letter to the Company's Corporate Secretary demanding the right to inspect the Company's stockholder list and its other books and records, and to make copies or extracts therefrom. At an April 16, 1998 meeting, the Company met with certain of Lee Global's representatives to discuss the matters raised in Lee Global's previous letters.

         In an April 27, 1998 news release, the Company announced that it was actively seeking acquisition and merger partners through Dain Rauscher Wessels. Lee Global sent a letter to the Company dated April 28 stating that Lee Global did not believe that it is in the best interest of the Company and its stockholders to sell the Company or dispose of any of its assets at this time and requesting further review of the Company's books and records. Dane, Falb, Stone & Co., Inc. also sent a letter dated April 27, 1998 requesting to review certain books and records of the Company.

         Following negotiations among the members of the Board of Directors of the Company, certain Gralee Persons and certain Dane Falb Persons, the Board of Directors determined that it is in the best interest of the Company and its stockholders to avoid the expense and uncertainties of a proxy contest initiated by one of more of the Gralee Persons or the Dane Falb Persons, and that it is in the best interest of the Company and its stockholders that certain persons chosen by the Gralee Persons and the Dane Falb Persons be nominated for election as directors.

         On June 25, 1998, the Gralee Persons, the Dane Falb Persons and the members of the Board of Directors acting in their capacity as stockholders of the Company (collectively, the "Stockholders"), all of whom in the aggregate own approximately 40 percent of the outstanding shares of Common Stock, entered into a Stockholder Voting Agreement (the "Stockholder Agreement"), pursuant to which the Stockholders agreed to support the nomination and election of a slate of seven nominees standing for election as directors at the Annual Meeting. The Stockholder Agreement provides that the seven nominees are to be: J.W. Bullion, currently a director of the Company, Thomas P. Kellogg, Jr., currently a director of the Company; John Mark McLaughlin, currently a director of the Company (collectively referred to as the "Company Designees"); G. Thomas Graves III and William I. Lee

(collectively referred to as the "Gralee Designees"); and Peter L. Falb and Edward Nathan Dane (collectively referred to as the "Dane Falb Designees"). The Stockholders also agreed that until the earlier to occur of (i) such time as (x) the Gralee Persons are no longer the beneficial owners in the aggregate of at least 514,677 shares of Common Stock, and (y) the Dane Falb Persons are no longer the beneficial owners in the aggregate of at least 514,677 shares of Common Stock, and (ii) the day immediately subsequent to the 2000 Annual Meeting of Stockholders of the Corporation (the "Effective Period"), the Stockholders would support these seven nominees for election at the 1999 and 2000 Annual Meetings of Stockholders if such nominees are willing to act as such. During the Effective Period, if one or more of the Company Designees declines or is otherwise unable to stand as nominee(s) for the election of directors at the 1999 or 2000 Annual Meetings, the Stockholders agreed that replacement nominee(s) shall be nominated by a committee of the Board of Directors consisting of the Company Designees as established pursuant to the Bylaws (the "Company Nominating Committee"). During the Effective Period, if one or more of the Gralee Designees declines or is otherwise unable to stand as nominee(s) for the election of directors at the 1999 or 2000 Annual Meetings, the Stockholders agreed that replacement nominee(s) shall be nominated by the Gralee nominating committee of the Board of Directors as established pursuant to the Bylaws (the "Gralee Nominating Committee"). During the Effective Period, if one or more of the Dane Falb Designees declines or is otherwise unable to stand as nominee(s) for the election of directors at the 1999 or 2000 Annual Meetings, the Stockholders agreed that replacement nominee(s) shall be nominated by the Falb nominating committee of the Board of Directors as established pursuant to the Bylaws (the "Falb Nominating Committee"). The Stockholders also agreed that they will vote all shares of Common Stock which they are entitled to vote at the Annual Meeting and the 1999 and 2000 Annual Meetings in favor of each such nominee, and that they will vote to cause any vacancy among any of the Company Designees, the Gralee Designees or the Dane Falb Designees, respectively, to be filled by a person nominated by the Company Nominating Committee, the Gralee Nominating Committee or the Falb Nominating Committee, respectively.

         The Stockholder Agreement also provides, among other things, that no Stockholder will prior to December 31, 2000, except as otherwise provided by the Stockholder Agreement or as agreed to by five of the seven members of the Board of Directors then in office, (i) (A) seek election to, or seek to place a representative on, the Board of Directors of the Company, (B) engage in any solicitation of proxies with respect to any securities of the Company, or (C) become a participant in any election contest relating to the election of directors of the Company; (ii) initiate, propose or otherwise solicit stockholders of the Company for the approval of any stockholder proposal; (iii) vote in favor of any matter or proposal submitted to stockholders of the Company unless such matter or proposal is first recommended to stockholders by a vote of five of the seven members of the Board of Directors then in office; (iv) propose or seek to effect or seek permission to propose or effect other than as a stockholder on an equal basis (A) any form of business combination transaction or similar transaction with the Company, (B) any sale of assets of the Company,
(C) any issuance or sale of equity securities of the Company or (D) any restructuring, recapitalizing or similar transaction with the Company; (v) initiate, propose or otherwise solicit stockholders to amend or terminate that certain Rights Agreement dated as of April 3, 1995, as amended or supplemented (the "Rights Agreement"), between the Company and Continental Stock Transfer & Trust Company, as rights agent, or to redeem the rights issued under the Rights Agreement; or (vi) aid, encourage or act in concert with any person, firm, corporation, group or other entity to take any of the foregoing actions.

         The Company, the members of the current Board of Directors, the Gralee Persons and the Dane Falb Persons entered into an Agreement dated June 25, 1998 (the "Settlement Agreement") which provides for mutual releases by the parties and certain related entities (the "Released Parties") of all existing and future claims arising out of each Released Party's activities up to the date of the Settlement Agreement with respect to, or in any way connected with, the Company. The Settlement Agreement provides that until December 31, 2000, each party will refrain making any statement or taking any action (other than a sale of Common Stock) that is critical or disparaging of the other parties. The Settlement Agreement also provides that, for a period of six years after the date of such agreement, the Company will, subject to certain limitations, cause to be maintained in effect the Company's current directors' and officers' liability insurance policies for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage.

         In connection with the Stockholder Agreement and the Settlement Agreement, the Board of Directors approved an amendment to the Bylaws to become effective immediately following the Annual Meeting and expiring at the end of the Effective Period (the "Bylaw Amendment"). The Bylaw Amendment (i) establishes the Company Nominating Committee, the Gralee Nominating Committee and the Falb Nominating Committee of the Board of Directors, (ii) sets the number of persons constituting the Board of Directors at seven (7), and (iii) provides that three (3) persons shall be nominated as directors on behalf of the Company by the Company Nominating Committee, two (2) persons shall be nominated as directors on behalf of the Company by the Gralee Nominating Committee and two
(2) persons shall be nominated as directors on behalf of the Company by the Falb Nominating Committee. The provisions of the Bylaws implemented by the Bylaw Amendment may be amended or repealed only by the affirmative vote of five of the members of the entire Board of Directors or the holders of 75 percent of the outstanding Common Stock. See "Election of Directors" below for further information regarding the Company Nominating Committee, the Gralee Nominating Committee and the Falb Nominating Committee established pursuant to the Bylaw Amendment.

AMENDMENT TO RIGHTS AGREEMENT

         The Board of Directors of the Company approved an amendment to the Rights Agreement to increase the ownership percentage at which an acquiring person triggers the rights issued under the Rights Agreement from 20 percent to 22 percent, and to incorporate an exemption for certain "Qualifying Offers." Under the "Qualifying Offer" exemption, a person that acquires beneficial ownership of 22 percent or more of the shares of Common Stock then outstanding pursuant to a "Qualifying Offer" will not trigger the rights issued under the Rights Agreement. Triggering of the rights as a result of a person acquiring a 22 percent or greater position normally results in dilution of the acquiring person's ownership (unless the Board has taken action to redeem the rights or otherwise make them inapplicable). The amendment specifically exempts any group formed among all of the parties to the Stockholder Agreement from triggering the rights issued under the Rights Agreement. Under the amendment, a "Qualifying Offer" is an all-cash tender offer for all outstanding shares of Common Stock which meets all of the following requirements:

                  (i) Fully Financed. The offeror must, prior to or upon commencing the offer, (A) have reasonably demonstrated to the Board of Directors that the offeror has then available and has irrevocably committed in writing to the Company to utilize for purposes of the offer if consummated, and to set apart and maintain available for such purposes until the offer is consummated or withdrawn, cash or cash equivalents in an amount which will be sufficient to pay for all shares outstanding on a fully diluted basis and all related expenses, or (B) have provided the Company firm written commitments from responsible financial institutions, accepted by the offeror, to provide funds for the offer which, when added to other funds of the offeror available and committed to be used for purposes of the offer if consummated, will be sufficient to pay for all shares outstanding on a fully diluted basis and all related expenses. The terms of the financing commitments must be subject only to customary terms and conditions, which may not include (x) conditions requiring access by the financial institutions to non-public information to be provided by the Company, (y) conditions based on the accuracy of any information concerning the Company other than such as would be the subject of representations in a public financing by the Company, or (z) conditions requiring the Company to make any representations, warranties or covenants in connection with the financing.

                  (ii) Two-Thirds Requirement. The offeror must own, immediately after consummating the offer, at least two-thirds of the then outstanding shares of Common Stock not beneficially owned by the offeror prior to making the offer.

                  (iii) 30 Percent Premium. The price per share offered in the offer must be at least 30 percent above the average closing price of the Common Stock for the 20 consecutive trading days ending on the fourth trading day preceding the commencement of the offer. If another tender offer is commenced during the pendency of a Qualifying Offer, the second, competing offer will constitute a Qualifying Offer if the per share price offered is at least 10 percent higher than the price offered in the first offer and the other requirements for a Qualifying Offer are satisfied. In no event may the price per share offered in the initial or competing Qualifying Offer be less than $5.00.

                  (iv) Duration and Conditions. The offer must remain open for at least 60 business days and must be extended for at least 20 business days after the last increase in the price offered and after any bona fide higher alternative offer is made. The offer must be subject only to customary terms and conditions, which may in no event include any satisfaction of any conditions relating to the business, financial condition, results of operations or prospects of the Company other than such as are based on information publicly disclosed by the Company.

                  (v) Second Step Commitment. The offeror must irrevocably commit, prior to or upon commencement of the offer, (A) to consummate promptly upon completion of the offer an all-cash transaction whereby all shares not tendered in the offer will be acquired at the same price per share paid pursuant to the offer, and otherwise not to purchase any shares of Common Stock following completion of the offer, (B) that the offeror will not materially amend the terms of the offer (other than an increase in the price offered) and (C) that the offeror will not make an offer for any equity securities of the Company for six months after the commencement of the offer if the original offer does not result in the tender of the required minimum of two-thirds of the outstanding shares, except in certain circumstances involving the making by an unrelated party of a competing offer which constitutes a Qualifying Offer under the provisions described in paragraph (iii) above.

         The Rights Agreement has also been amended to require the approval of at least 70 percent of the members of the entire Board of Directors to redeem the rights or amend the Rights Agreement.


                                VOTING SECURITIES

         The only voting security of the Company outstanding is its Common Stock, par value $.15625 per share. Only the holders of record of Common Stock at the close of business on June 12, 1998, the record date for the meeting, are entitled to notice of and to vote at the meeting. As of June 12, 1998, there were 5,146,771 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.


                              ELECTION OF DIRECTORS

         The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws currently provide that the Board will consist of not less than six nor more than 15 directors, with the actual number determined from time to time by resolution of the Board. The Board has fixed the number at seven. At the meeting seven directors will be elected.

         Directors are elected by plurality vote, and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named herein. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

         The seven nominees of the Board of Directors are named below. Each has consented to serve as a director, if elected. The table below sets forth information with respect to the nominees. Of the seven nominees, Messrs. Bullion, Kellogg and McLaughlin are presently directors of the Company, were elected as directors at the 1997 annual meeting, and have served continuously as a director since the date of his first election to the Board in 1986, 1992 and 1976, respectively. Messrs. Ballard, Vig and Woods who are presently directors of the Company are not standing as nominees for election at the 1998 annual meeting.

                                          PRINCIPAL OCCUPATION
NOMINEE                            AGE    DURING PAST FIVE YEARS
-------------------------------- -------- --------------------------------------------------------------------------

J. W. Bullion                      84     Of Counsel, Thompson & Knight, P.C., Dallas, Texas since 1983; prior to
(1)                                       1983, a partner in the firm; Secretary of the Company

Edward Nathan Dane                 62     Principal of Dane, Falb, Stone & Co., Inc., a Boston-based registered investment adviser since 1977

Peter L. Falb                      61     Principal of Dane, Falb, Stone & Co., Inc., a Boston-based registered investment adviser since 1977; Professor of Applied Mathematics, Brown
                                          University

G. Thomas Graves III               49     President and Director of Wilco Properties, Inc., a privately held oil and gas exploration company.  He also serves as Managing Partner of
                                          Gralee Partners, LP, an asset management company; director of
                                          Input/Output, Inc., a NYSE listed company engaged in the design and manufacture of seismic technology and equipment; served as an officer of
                                          Triton Energy Corporation from 1986 to 1993 and also served as Chairman and Chief Executive of Triton Europe Plc, a London Stock Exchange listed company engaged in the oil and gas exploration industry from October
                                          1991 to September 1993

Thomas P. Kellogg, Jr.             62     Director of Triton Energy Limited, an international exploration and
(1)(3)(4)(5)                              production company; Director of Reef Chemical Company, an oil field chemical company; consultant and private investor since 1992; 1990 and
                                          1991, consultant for Ensign Oil & Gas, Inc.; 1960 to 1990, Vice
                                          President of J. P. Morgan & Co., a commercial and investment bank

William I. Lee                     71     Independent energy explorer and producer since 1952.  In December 1993, he retired as President and Chief Executive Officer of Triton Energy
                                          Corporation.  In May 1995, he retired as Chairman and Director of Triton
                                          Energy Corporation.  He is presently Chairman and Chief Executive of
                                          Wilco Properties, Inc.

John Mark McLaughlin               67     Chairman of the Board and President of the Company; an attorney in
(2)(4)                                    private practice in San Angelo, Texas

---------------

(1)      Member of audit committee
(2)      Member of compensation committee
(3)      Member of stock option committee
(4)      Member of finance committee
(5)      Member of exploration committee

         There is no family relationship between any of the nominees or between any nominee and any executive officer of the Company.

         The executive officers of the Company consist of Mr. John Mark McLaughlin, Chairman of the Board and President; Mr. Edward C. Marhanka, Vice President and Treasurer; and Mr. J. W. Bullion, Secretary. Mr. Marhanka, 42, was appointed as Vice President and Treasurer in May 1997, having been a petroleum consultant to the Company since June 1989. Prior to his consulting practice in November 1987 he was employed as Senior Petroleum Engineer for Penn Resources, Inc., Dallas, Texas, where he managed their oil and gas properties. Mr. Bullion has served as Secretary since 1987.

         On June 24, 1998, the Board elected Mr. G. Thomas Graves III, one of the nominees to election to the Company's Board of Directors, to the offices of President and Chief Executive Officer, effective immediately after the Annual Meeting. The terms of Mr. Graves' employment with and compensation by the Company will be determined by the newly constituted Board of Directors immediately following the Annual Meeting.

         As permitted by the Bylaws of the Company, the Board has designated from its members, an audit committee, a compensation committee and a stock option committee. The audit committee reviews the scope, plan and results of the annual audit with the independent auditors; reviews each professional service provided by the independent auditors; considers the independence of the auditors; and reviews all non-audit fees paid to the independent auditors. The compensation committee reviews and approves the compensation and benefit plans for all employees of the Company. The stock option committee administers the Company's 1990 Stock Option Plan and reviews and approves grants of stock options to the Company's officers and directors exempt from the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

         The audit committee met once and the compensation committee met twice in 1997. In May 1997, the stock option committee by unanimous written consent approved grants of stock options to employees of the Company under the 1990 Stock Option Plan. In addition, there were five regularly scheduled meetings of the Board of Directors of the Company in 1997. All directors attended at least 75 percent of such meetings.

         The Bylaw Amendment, which becomes effective immediately following the Annual Meeting, establishes the Company Nominating Committee, the Gralee Nominating Committee and the Falb Nominating Committee of the Board of Directors. The Company Nominating Committee will consist of J. W. Bullion, Thomas P. Kellogg, Jr., John Mark McLaughlin, and any successors thereto selected by the Company Nominating Committee so long as each is a director of the Company. The Gralee Nominating Committee will consist of G. Thomas Graves III, William I. Lee, and any successors thereto selected by the Gralee Nominating Committee so long as each is a director of the Company. The Falb Nominating Committee will consist of Peter L. Falb, Edward Nathan Dane, and any successors thereto selected by the Falb Nominating Committee for so long as each is a director of the Company. The Company Nominating Committee has the exclusive power on behalf of the Board of Directors to nominate persons for election as directors of the Company as Company Designees and to fill positions on the Board vacated by Company Designees. The Gralee Nominating Committee has the exclusive power on behalf of the Board of Directors to nominate persons for election as directors of the Company as Gralee Designees and to fill positions on the Board vacated by the Gralee Designees. The Falb Nominating Committee has the exclusive power on behalf of the Board of Directors of the Company to nominate persons for election as directors of the Company as Dane Falb Designees and to fill positions on the Board of Directors vacated by the Dane Falb Designees. See "Background; Agreements with the Gralee Persons and the Dane Falb Persons."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of June 12, 1998 the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock and
(iii) directors and executive officers of the Company as a group. John Mark McLaughlin, Chairman of the Board, President and a Director of the Company, and Peter R. Vig, the former Chairman of the Board and Chief Executive Officer who resigned from these positions in April 1997 and a Director of the Company, are the only "named executive officers" listed in the Summary Compensation Table appearing in this Proxy Statement.

                                                                              Common Stock
                                                                           Beneficially Owned
                                                      --------------------------------------------------------------
                                                             Number                              Percent of
                                                            of Shares                               Class
                                                      ----------------------              --------------------------
Name
----

Directors
John V. Ballard  . . . . . . . . . . . . . . . . .            85,000    (1)                         1.65%  (1)
J. W. Bullion  . . . . . . . . . . . . . . . . . .            34,924    (1)                         *
Thomas P. Kellogg, Jr.   . . . . . . . . . . . . .            21,000    (1)                         *
John Mark McLaughlin . . . . . . . . . . . . . . .           290,536    (2)                         5.60%  (2)
Peter R. Vig . . . . . . . . . . . . . . . . . . .           297,500    (3)                         5.78%  (3)
Jack L. Woods  . . . . . . . . . . . . . . . . . .            57,000    (2)                         1.10%  (2)
Nominees
Edward Nathan Dane . . . . . . . . . . . . . . . .           732,300    (4)                        14.23%  (4)
Peter L. Falb  . . . . . . . . . . . . . . . . . .           843,300    (4)                        16.39%  (4)
G. Thomas Graves III . . . . . . . . . . . . . . .           532,500    (5)                        10.35%  (5)
William I. Lee . . . . . . . . . . . . . . . . . .           532,500    (5)                        10.35%  (5)

Beneficial owner of 5% or more (excluding persons named above)

Peter L. Falb, Edward Nathan Dane,                           843,300    (4)                        16.39%  (4)
  Firethorn I Limited Partnership and
  Dane, Falb, Stone & Co., Inc.
c/o Peter L. Falb
33 Broad Street
Boston, Massachusetts  02109

Lee Global Energy Fund, L.P.                                 532,500    (5)                        10.35%  (5)
6688 North Central Expressway
Suite 1150
Dallas, Texas  75206

All directors and officers (excluding nominees) as           805,293    (6)                        15.17%  (6)
a group of 7

----------

*Less than one percent

(1) Includes 20,000 shares of Common Stock with respect to which such person has the right to acquire beneficial ownership upon exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(2) Includes 50,000 shares of Common Stock with respect to which such person has the right to acquire beneficial ownership upon exercise of currently exercise options (the percentage is calculated on the basis that such shares are deemed outstanding).

(3) Includes 6,600 shares of Common Stock held by Mr. Vig's children, of which Mr. Vig disclaims beneficial ownership.

(4) Messrs. Dane and Falb may be deemed to have beneficial ownership of 732,000 shares of Common Stock, consisting of (i)170,000 shares held by Firethorn I Limited Partnership, a Massachusetts limited partnership, and (ii) 562,300 shares held by advisory clients of Dane, Falb, Stone & Co., Inc., a Massachusetts corporation. In addition, Mr. Falb has sole voting and dispositive power with respect to 111,000 shares. The information regarding Mr. Dane's and Mr. Falb's beneficial ownership of the Company's Common Stock is disclosed on a Schedule 13D filed with the Securities and Exchange Commission ("SEC") on April 7, 1995 by the Dane Falb Persons, as amended through Amendment No. 5 thereto dated May 5, 1998.

(5) Mr. Lee and Mr. Graves may be deemed to have beneficial ownership of 532,500 shares of Common Stock in their capacities of controlling stockholder and President, respectively, of Gralee Capital Corp., the corporate general partner of Lee Global. Based on a Schedule 13D filed with the SEC on June 2, 1997 by Lee Global, as amended through Amendment No. 3 thereto dated April 28, 1998, Lee Global has sole voting and dispositive power with respect to 532,500 shares of Common Stock.

(6) Includes 160,000 shares of Common Stock which are subject to stock options currently exercisable by the six directors, 18,333 shares of Common Stock which are subject to a stock option currently exercisable by Mr. Edward C. Marhanka, Vice President and Treasurer of the Company and 1,000 shares of Common Stock which are otherwise owned directly by Mr. Marhanka.

         Except as otherwise indicated, all shares shown in the above table are owned directly and the holder thereof has sole voting and investment powers with respect to such shares.

                  EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

SUMMARY COMPENSATION TABLE

         The following table sets forth summary information regarding the compensation awarded to, covered by or paid to John Mark McLaughlin, the Chairman of the Board and President of the Company, and Peter R. Vig, the former Chairman of the Board, Chief Executive Officer, President and Treasurer of the Company who resigned from such capacities in April 1997. None of the other executive officers of the Company serving as such at the end of or during fiscal 1997 earned total annual salary and bonus that exceeded $100,000. Mr. Vig is the only executive officer of the Company whose total compensation earned during fiscal 1995 and 1996 exceeded $100,000.

                                                                      Long Term Compensation
                                                               -------------------------------------
                                  Annual Compensation                   Awards             Payouts
                           ----------------------------------- -------------------------- ----------
                                                     Other
                                                     Annual    Restricted    Securities                 All Other
Name and                                             Compen-     Stock      Underlying      LTIP         Compen-
Principal                                            sation     Award(s)      Options/     Payouts       sation
Position            Year   Salary ($)   Bonus ($)      ($)        ($)         SARs (#)       ($)           ($)
---------           ----   ----------   ---------    -------   -----------  ----------     -------      ---------

John Mark           1997       --           --          --        --            30,000        --            8,500
McLaughlin,
 Chairman of  the
 Board and
 President(1)

Peter R. Vig,       1997     66,667         --          --        --              --          --          482,620(2)
 Chairman of the    1996    200,000         --          --        --              --          --           30,709(3)
 Board, Chief       1995    200,000         --          --        --              --          --            3,500(4)
 Executive
 Officer and
 President


----------

(1) Mr. McLaughlin was elected Chairman of the Board and President of the Company in April 1997, serving with no salary but with an option to purchase 30,000 shares of Common Stock at an exercise price of $2.50. During 1997 Mr. McLaughlin was paid $8,500 in compensation for services provided as a director of the Company.

(2) In 1997 this amount consisted of (a) $7,500 in compensation for services provided as a director, (b) a $388,803 distribution of Mr. Vig's accrued benefits under the Company's noncontributory defined benefit pension plan, and (c) a $86,317 distribution under Mr. Vig's supplemental executive retirement plan.

(3) In 1996 this amount consisted of (a) $26,709 of life insurance premiums and (b) $4,000 in compensation for services provided as a director.

(4) In 1995 this amount consisted of $3,500 in compensation for services provided as a director.

         The following table provides information on grants of stock options in 1997 to Mr. McLaughlin pursuant to the Company's 1990 Stock Option Plan.

                              OPTION GRANTS IN 1997

                                                         INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------------
                                     NUMBER OF           % OF TOTAL
                                    SECURITIES             OPTIONS
                                    UNDERLYING           GRANTED TO             EXERCISE
                                      OPTIONS             EMPLOYEES              PRICE              EXPIRATION
                                    GRANTED (#)            IN 1997               ($/SH)                DATE
                                ------------------------------------------------------------------------------------

John Mark McLaughlin                30,000 (1)             48.39%                $2.50               05/15/07

----------

(1)      These options are immediately exercisable.


         The following table summarizes the number and value of options exercised during 1997, if any, as well as the number and value of unexercised options, as of December 31, 1997, held by Messrs. McLaughlin and Vig.


     AGGREGATED OPTION EXERCISES IN 1997 AND DECEMBER 31, 1997 OPTION VALUE

                                                                                                    Value of
                                                                             Number of             Unexercised
                                                                            Unexercised           In-the-Money
                                                                            Options at             Options at
                                                                            FY-End (#)           FY-End ($) (1)
                            Shares Acquired                                Exercisable/           Exercisable/
Name                        on Exercise (#)      Value Realized ($)        Unexercisable          Unexercisable
----------------------      ----------------     ------------------        -------------         --------------

John Mark McLaughlin              --                    --                50,000 shares/             78,750/--
                                                                             0 shares

Peter R. Vig                      --                    --                200,000 shares/           300,000/--
                                                                              0 shares

----------

(1) The high sales price per share on December 31, 1997 was $4.50 as reported by the Nasdaq National Market.

PENSION BENEFITS

         The following table shows the annual pension benefits which would be payable under the Company's noncontributory defined benefit pension plan for retirement at age 65 for various levels of final average annual pay and years of service.

                                                    ANNUAL BENEFITS FOR YEARS OF SERVICE (1)
                                  --------------------------------------------------------------------------------------
FINAL AVERAGE PAY (2)                    5              10                15                20                25
---------------------                --------        --------          --------          --------          --------

$100,000 . . . . . . . . . .         $ 23,550        $ 47,100          $ 70,650          $ 80,070          $ 80,070

 150,000 . . . . . . . . . .           32,250          70,650           105,975           120,105           120,105

 200,000 . . . . . . . . . .           47,100          94,200           141,300           160,140           160,140

----------

(1) Benefits are based on the average of the last five consecutive years of service of the participant. After two years of service, a participant has a 20 percent vested interest in accrued benefits, and an additional 20 percent vests each subsequent year. Accrued benefits are the product of a participant's benefit at age 65 multiplied by the number of years of completed service divided by the total number of years of service at age 65. Benefits are computed on the basis of straight life annuity amounts and are not subject to deduction for Social Security or other offset amounts.

(2) The pension benefits accruing to the participant are based on total compensation, even if it exceeds the limitation imposed by the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 401 of the Code, the highest annual salary on which benefits can be calculated is $150,000 for 1996 and $160,000 for 1997.

         Upon his resignation in April 1997, Mr. Vig had 8 credited years of service under the retirement plan, and accordingly was distributed $388,803 in accrued benefits under the plan. In 1996, the Company established a supplemental executive retirement plan which provides for incremental pension payments by the Company so that retirement benefit payments are equal to amounts that would have been payable from the Company's principal retirement plan if it were not for limitations on these payments imposed by income tax regulations. Pursuant to his supplemental executive retirement plan, the Company distributed to Mr. Vig $86,317 upon his resignation. Mr. McLaughlin, the Company's Chairman and President, is not covered under the Company's principal retirement plan and supplemental executive retirement plan.

EMPLOYMENT AGREEMENT AND OTHER CHANGE OF CONTROL ARRANGEMENTS

         In 1988, the Company entered into an employment agreement with Mr. Vig pursuant to which he was employed to serve as the Chairman of the Board and the Chief Executive Officer of the Company. The agreement, which has been amended since 1988, expired upon Mr. Vig's resignation on April 21, 1997. The agreement provided Mr. Vig with an annual salary of $200,000 a year and a lump sum severance payment equal to the total salary which is payable over the remaining term of the agreement or $200,000, whichever is larger, if Mr. Vig is discharged by the Company without cause. If Mr. Vig resigned for cause, the agreement further provided for a lump sum severance payment of $400,000. Resignation following a change in control of the Company constitutes a resignation for cause. Mr. Vig's resignation in April 1997 was not for cause and, therefore, he did not receive severance payments under the terms of the employment agreement.

         The Company's 1990 Stock Option Plan contains certain "changes in control" provisions which are applicable to options issued under this plan, including the options held by John Mark McLaughlin. Such provisions include the following: In the event of: (i) a dissolution or liquidation of the Company,
(ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation in which the Company is not the surviving corporation or (iv) a transaction in which another corporation becomes the owner of 50 percent or more of the outstanding Common Stock, then every outstanding option granted under the plan shall terminate; provided, however, the holders of each such outstanding option shall have the right immediately prior to such dissolution, liquidation, sale of assets, merger, consolidation or transaction to exercise any unexercised options that have not at that time expired or have been terminated without regard to any vesting periods under the holder's option agreement. Further, the Stock Option Committee may, in its sole and absolute discretion, accelerate the time of exercisability of any option that has been granted.

         The Company's Bylaws, as amended, provide for mandatory indemnification of and advancement of expenses to directors and officers, including former directors and officers, of the Company in circumstances involving a "change in control." The Company has entered into separate agreements with its directors embodying and expanding upon these indemnification provisions in accordance with the Delaware General Corporation Law.

COMPENSATION OF DIRECTORS

         Directors of the Company are each paid an annual retainer of $6,000, plus $500 for each regularly scheduled Board of Directors meeting they attend and are reimbursed for reasonable travel expenses. The compensation for directors elected at the Annual Meeting will be determined by the newly constituted Board of Directors or a committee thereof following the Annual Meeting.

         On May 24, 1991, the Board of Directors authorized the Company to enter into a stock option agreement with each non-employee director of the Company, subject to stockholder approval within one year of the date of grant of the option. The agreements were approved by the Company's stockholders at the Annual Meeting of Stockholders held on May 22, 1992. Identical agreements were entered into with John V. Ballard, J. W. Bullion, John Mark McLaughlin and Jack L. Woods. At the time, Mr. Kellogg was not a director. Each agreement granted an option to purchase 10,000 shares of Common Stock at a price of $3.625 per share, exercisable during the period commencing May 22, 1992 and ending May 24, 2001, subject to certain conditions. On February 17, 1994, the Company granted Mr. Kellogg an option to purchase 10,000 shares of Common Stock at a price of $3.625 per share, exercisable until February 17, 2004, subject to certain conditions.

         On September 8, 1994, the Board adopted the 1994 Non-Employee Director Stock Option Plan (the "1994 Plan"), pursuant to which each non-employee director was and each newly elected non-employee director is granted an option to purchase 10,000 shares of Common Stock subject to shareholder approval. The 1994 Plan was approved by the Company's stockholders at the Annual Meeting of Stockholders held on May 18, 1995. As a result, the Company's non-employee directors at the time - including Messrs. Ballard, Bullion, Kellogg, McLaughlin and Woods - each received options to purchase 10,000 shares of Common Stock at $3.50 per share. The options under the 1994 Plan are granted at fair market value on the grant date and become exercisable, subject to certain conditions, in three equal annual installments on the first three anniversaries of the grant date and terminate ten years from the grant date unless terminated sooner as a result of the death or termination of directorship of the holder thereof.

         The 1994 Plan provides for accelerated vesting of options granted in certain instances constituting a "change in control." Upon the occurrence of a "change in control" of the Company, the maturity of the option shall be accelerated automatically so that the option shall become exercisable in full with respect to all shares as to which the option shall not have previously been exercised or become exercisable; provided that no such acceleration shall occur with respect to the option if a director ceases to be a member of the Board of Directors prior to the occurrence of such "change in control." A "change in control" includes mergers, consolidations, reorganizations, sales of assets or a dissolution of the Company; a change in the majority of the Board of Directors; or the acquisition by a stockholder of 20 percent or more of the Common Stock of the Company.

         The Company entered into a consulting agreement dated May 1, 1997 with Jack L. Woods, a director of the Company. The Company agreed to pay Mr. Woods a consulting fee of $4,500 during the term of this Agreement. As additional compensation for Mr. Wood's services, the Company granted him an option to purchase 30,000 shares of Common Stock, which option was immediately exercisable upon the date of grant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Bullion, a director and executive officer of the Company, is of counsel to Thompson & Knight, a Professional Corporation, a Dallas, Texas law firm that has been retained by the Company as its corporate counsel.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to its directors and officers were complied with.


                                    AUDITORS

         Price Waterhouse LLP, which has served as the Company's independent public accountants since 1988, has been selected to audit the financial statements of the Company for the year ended December 31, 1998. This selection will not be submitted to stockholders for ratification or approval. The representatives of Price Waterhouse LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.


                             STOCKHOLDERS' PROPOSALS

         It is contemplated that the 1999 Annual Meeting of Stockholders of the Company is scheduled to take place on May 20, 1999. Stockholder proposals for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Stockholders must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, not less than 60 days, and not more than 120 days, in advance of such meeting.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         The Annual Report of the Company for its fiscal year ended December 31, 1997 accompanies this Proxy Statement. The audited financial statements of the Company are included in the Annual Report.



                                       By Order of the Board of Directors,


                                              John Mark McLaughlin
                                              Chairman of the Board

                          TOREADOR ROYALTY CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John Mark McLaughlin and Edward C. Marhanka, and either of them, proxies with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Toreador Royalty Corporation standing in the name of the undersigned on June 12, 1998, at the annual meeting of stockholders to be held on July 23, 1998 at 10:00 a.m. at Dallas, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting dated June 30, 1998, and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

1.   ELECTION OF DIRECTORS          FOR all nominees listed below                         WITHHOLD AUTHORITY
                                    (except as marked to the contrary below) [ ]          to vote for all nominees listed below [ ]

                    J. W. BULLION   EDWARD NATHAN DANE   PETER L. FALB   G. THOMAS GRAVES III

                         THOMAS P. KELLOGG, JR.   WILLIAM I. LEE   JOHN MARK MCLAUGHLIN

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

------------------------------------------------------------------------------------------------------------

2.   In his discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

     THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY AND, IN THE DISCRETION OF THE PROXY, ANY OTHER BUSINESS.

     The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.


                                  DATED:                                 , 1998
                                         --------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
                                        Signature(s) of Stockholder(s)

                                  This proxy should be signed exactly as your name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.